EX.99.906CERT

Certifications Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), the undersigned officers of First American Funds Trust (the “Funds”) do hereby certify, to the best of each such officer’s knowledge, that:

1.	The report on Form N-CSR of the Funds (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Funds.

By:	/s/ James D. Palmer
James D. Palmer
President

Date:   April 21, 2025

By:	/s/ Jill M. Stevenson
Jill M. Stevenson
Treasurer

Date:   April 21, 2025